UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

GENENTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 225-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Genentech, Inc. Supplemental Plan

On February 17, 2005, the Compensation Committee of the Board of Directors of Genentech, Inc. (the “Company”) approved an amendment and restatement of the Genentech, Inc. Supplemental Plan (the “SERP”). The SERP originally was effective as of January 1, 1991. A copy of the restated SERP is attached to this filing as Exhibit 10.1 and incorporated by reference herein.

Participants in the SERP generally are those employees whose compensation is in excess of the limitation under Internal Revenue Code Section 401(a)(17) with respect to tax-qualified plans ($210,000 in 2005). Generally all of the Company’s executive officers are participants in the SERP, absent unusual circumstances. No participant contributions are permitted under the SERP. Each year, participants in the SERP are credited with an amount equal to the difference between the employer matching contribution the participant actually received under the Genentech Tax Reduction Investment Plan, (the “401(k) Plan”) and the matching contribution the participant would have received if the participant’s contributions under the 401(k) Plan were not subject to certain Internal Revenue Code limitations. The 401(k) Plan is a plan qualified under Sections 401(a) and 501(a) of the Internal Revenue Code and is generally open to all United States employees of the Company. The 401(k) Plan’s matching contribution formula is 100% of each participant’s elective deferrals on up to 5% of the participant’s eligible compensation.

Effective as of January 1, 2004, the SERP was amended and restated to include an additional amount to be credited for each SERP participant equal to the difference between the nonelective contribution the participant actually received under the 401(k) Plan and the nonelective contribution the participant would have been eligible to receive under the 401(k) Plan had such contribution not been subject to certain Internal Revenue Code limitations. The 401(k) Plan’s nonelective contribution formula is 1% of the eligible compensation for each 401(k) Plan participant. Eligible compensation for both the 401(k) Plan and the SERP generally includes salary, wages, annual bonuses under the Company’s Corporate Bonus Program and commission payments under the Company’s Field Sales Incentive Compensation Plan. SERP participants are unsecured creditors of the Company and there is no trust that holds assets for the SERP.

Indemnification Agreement

On February 17, 2005, the Company’s Board of Directors approved a form of indemnification agreement to be entered into between the Company and each of its officers and directors.

Pursuant to the authority contained in the Company’s Amended and Restated Certificate of Incorporation and Delaware law, the form of agreement provides for indemnification of the officers and directors to the fullest extent permitted by Delaware law. Among other things, the agreement provides that Genentech will advance reasonable litigation expenses on behalf of any director or officer, provided that such person agrees to repay the amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified. In addition, the agreement provides for procedures whereby the parties can seek, agree to, or contest indemnification.

ITEM 5.02(b) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 17, 2005, Sir Mark Richmond, Ph.D., informed the Company of his intention not to stand for re-election to the Company’s Board of Directors at the 2005 Annual Meeting of Stockholders. Dr. Richmond has been a director of the Company since August 1999.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit
No.	Description
10.1	Supplemental Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC.
Dated: February 24, 2005	By:	/s/ Stephen G. Juelsgaard
Stephen G. Juelsgaard
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Supplemental Plan